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                                                              Exhibit 99.B(9)(b)

                          ACCOUNTING SERVICES AGREEMENT

         This Agreement, dated as of the 20TH day of JANUARY , 1995 made by and between THE ROULSTON FAMILY OF FUNDS, an Ohio Business Trust (the "Trust") operating as an open-end management investment company registered under the Investment Company Act of 1940, as amended, duly organized and existing under the laws of the State of Ohio, and FUND/PLAN SERVICES, INC. ("Fund/Plan"), a corporation duly organized and existing under the laws of the State of Delaware (collectively, the "Parties").
                                WITNESSETH THAT:

         WHEREAS, the Trust is authorized by its Declaration of Trust ("Trust Instrument") to issue separate series of shares representing interests in separate investment portfolios (the "Series"), which Series are identified on Schedule "C" attached hereto and which Schedule "C" may be amended from time to time by mutual agreement of the Trust and Fund/Plan; and

         WHEREAS, the Trust desires to appoint Fund/Plan as Accounting Services Agent to maintain and keep current the books, accounts, records, journals or other records of original entry relating to the business of the Trust (the "Accounts and Records") and to perform certain other functions in connection with such Accounts and Records; and

         WHEREAS, Fund/Plan is willing to serve in such capacity and perform such functions upon the terms and conditions set forth below; and

         WHEREAS, the Trust will provide certain information concerning the Series to Fund/Plan as set forth below;

         NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the Parties hereto, intending to be legally bound, do hereby agree as follows:

         SECTION 1. The Trust shall promptly turn over to Fund/Plan such of the Series' accounts and records previously maintained by or for it as are requested by Fund/Plan to perform its functions under this Agreement. The Trust authorizes Fund/Plan to rely on such accounts and records turned over to it and hereby indemnifies and holds Fund/Plan, its successors and assigns, harmless of and from any and all expenses, damages, claims, suits, liabilities, actions, demands and losses whatsoever arising out of or in connection with any error, omission, inaccuracy or other deficiency of such accounts and records.


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         Fund/Plan shall make reasonable efforts to isolate and correct any inaccuracies, omissions, discrepancies, or other deficiencies in the accounts and records delivered to Fund/Plan, to the extent such matters are disclosed to Fund/Plan or are discovered by it and are relevant to its performance of its functions under this Agreement; however, Fund/Plan expressly makes no warranty or representation that any error, omission or deficiency can be satisfactorily corrected. The Trust shall provide Fund/Plan with such assistance as it may reasonably request in connection with its efforts to correct such matters. The Trust agrees to pay Fund/Plan on a current and ongoing basis for its reasonable time and costs expended on the correction of such matters at an hourly rate of $50.00, said payment to be in addition to the fees and charges agreed to for the normal services rendered under this Agreement.

         For purposes of this Agreement:

         ORAL INSTRUCTIONS shall mean an authorization, instruction, approval, item or set of data, or information of any kind transmitted to Fund/Plan in person or by telephone, telegram, telecopy, or other mechanical or documentary means lacking a signature, by a person or persons reasonably identified to Fund/Plan to be a person or persons authorized by a resolution of the Board of Trustees of the Trust, to give such oral instructions on behalf of the Trust.

         WRITTEN INSTRUCTIONS shall mean an authorization, instruction, approval, item or set of data or information of any kind transmitted to Fund/Plan in original writing containing original signatures or a copy of such document transmitted by telecopy including transmission of such signature reasonably identified to Fund/Plan to be the signature of a person authorized by a resolution of the Board of Trustees of the Trust to give written instructions on behalf of the Trust.

         The Trust shall file with Fund/Plan a certified copy of each resolution of its Board of Trustees authorizing execution and transmittal of Written Instructions or the transmittal of Oral Instructions as provided above.

         SECTION 2. To the extent Fund/Plan receives the necessary information from the Trust or its agents by Written or Oral Instructions, Fund/Plan shall maintain and keep current the following Accounts and Records relating to the business of the Trust in such form as may be mutually agreed upon between the Trust and Fund/Plan:

         (a)      Cash Receipts Journal

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         (b)      Cash Disbursements Journal
         (c)      Dividends Paid and Payable Schedule
         (d)      Purchase and Sales Journals - Portfolio Securities
         (e)      Subscription and Redemption Journals
         (f)      Security Ledgers - Transaction Report and Tax Lot Holdings
                  Report
         (g)      Broker Ledger - Commission Report
         (h)      Daily Expense Accruals
         (i)      Daily Interest Accruals
         (j)      Daily Trial Balance
         (k)      Portfolio Interest Receivable and Income Journal
         (l)      Portfolio Dividend Receivable and Income Register
         (m) Listing of Portfolio Holdings - showing cost, market value and percentage of portfolio comprised of each security.
         (n)      Average Daily Net assets provided on monthly basis.

         The necessary information to perform the above functions and the calculation of the net asset value of each Series as provided below, is to be furnished by Written or Oral Instructions to Fund/Plan daily (in accordance with the time frame identified in Section 7) prior to the close of regular trading on the New York Stock Exchange.

         SECTION 3. Fund/Plan shall perform the ministerial calculations necessary to calculate each of the Series' net asset value each day that the New York Stock Exchange is open for business, in accordance with (i) each Series' current Prospectus and Statement of Additional Information and (ii) procedures with respect thereto approved by the Board of Trustees of the Trust and supplied in writing to Fund/Plan's Accounting Services Unit. Portfolio items for which market quotations are available by Fund/Plan's use of an automated financial information service (the "Service") shall be based on the closing prices of such Service except where the Trust has given or caused to be given specific Written or Oral Instructions to utilize a different value. All of the other portfolio securities shall be given such values as the Trust provides by Written or Oral Instructions including all restricted securities and other securities requiring valuation not readily ascertainable solely by such Service. Fund/Plan shall not have any responsibility or liability for the accuracy of prices quoted by such Service; for the accuracy of the information supplied by the Trust; or for any loss, liability, damage, or cost

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arising out of any inaccuracy of such data. Fund/Plan shall have no responsibility or duty to include information or valuations to be provided by the Trust in any computation unless and until it is timely supplied to Fund/Plan in usable form. Fund/Plan shall record corporate action information as received from the Custodian, the Service, or the Trust. Fund/Plan shall not have any duty to gather or record corporate action information not supplied by these sources.

         Fund/Plan will not assume any liability for price changes caused by: the investment adviser(s), custodian, suppliers of security prices, corporate action and dividend information, or any party other than Fund/Plan itself.

         In the event an error is made by Fund/Plan which creates a price change, consideration must be given to the effect of the price change as described below. Notwithstanding the provisions of Section 11, the following provisions govern Fund/Plan's liability for errors in calculating the net asset value ("NAV") of the Series:

                  If the NAV should have been higher for a date or dates in the past, the error would have the effect of having given more shares to subscribers and less money to redeemers to which they were entitled. Conversely, if the NAV should have been lower, the error would have the effect of having given less shares to subscribers and overpaying redeemers.

                  If the error affects the prior business day's NAV only, and the prior day's work can be rerun before shareholder statements and checks are mailed, the Trust hereby accepts this manner of correcting the error.

                  If the error spans five (5) business days or less, Fund/Plan shall reprocess shareholder purchases and redemptions where redeeming shareholders have been underpaid. Fund/Plan shall assume liability to the Trust for overpayments to shareholders who have fully redeemed.

                  If the error spans more than five (5) business days, Fund/Plan will bear the liability to the Trust for, 1) buying in for excess shares given to shareholders if the NAV should have been higher, or, 2) funding overpayments to shareholders who have redeemed if the NAV should have been lower. The cost of any reprocessing required for shareholders who have been credited with fewer shares than appropriate, or for redeeming shareholders who are due

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         additional amounts of money will also be borne by Fund/Plan.

         SECTION 4. For all purposes under this Agreement, Fund/Plan is authorized to act upon receipt of the first of any Written or Oral Instruction it receives from the Trust or its agents on behalf of the Trust. In cases where the first instruction is an Oral Instruction that is not in the form of a document or written record, a confirmatory Written Instruction or Oral Instruction in the form of a document or written record shall be delivered, and in cases where Fund/Plan receives an Instruction, whether Written or Oral, to enter a portfolio transaction on the records, the Trust shall cause the broker/dealer to send a written confirmation to the Custodian. Fund/Plan shall be entitled to rely on the first Instruction received, and for any act or omission undertaken in compliance therewith shall be free of liability and fully indemnified and held harmless by the Trust, provided however, that in the event a Written or Oral Instruction received by Fund/Plan is countermanded by a timely later Written or Oral Instruction received by Fund/Plan prior to acting upon such countermanded Instruction, Fund/Plan shall act upon such later Written or Oral Instruction. The sole obligation of Fund/Plan with respect to any follow-up or confirmatory Written Instruction or Oral Instruction in documentary or written form, shall be to make reasonable efforts to detect any such discrepancy between the original Instruction and such confirmation and to report such discrepancy to the Trust. The Trust shall be responsible, at the Trust's expense, for taking any action, including any reprocessing, necessary to correct any discrepancy or error, and to the extent such action requires Fund/Plan to act, the Trust shall give Fund/Plan specific Written Instruction as to the action required.

         SECTION 5. The Trust shall cause its Custodian (the "Custodian") to forward to Fund/Plan a daily statement of cash and portfolio transactions and, at the end of each month, the Trust shall cause the Custodian to forward to Fund/Plan a monthly statement of portfolio positions, which Fund/Plan will reconcile with its Accounts and Records maintained on behalf of the Trust. Fund/Plan will report any discrepancies to the Custodian, and report any unreconciled items to the Trust.

         SECTION 6. Fund/Plan shall promptly supply daily and periodic reports to the Trust as requested by the Trust and agreed upon by Fund/Plan.


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         SECTION 7. The Trust shall provide and shall require each of its agents
(including the Custodian) to provide Fund/Plan as of the close of each business day, or on such other schedule as the Trust determines is necessary, with Written or Oral Instructions (to be delivered to Fund/Plan by 11:00 a.m., Eastern time, the next following business day) containing all data and information necessary for Fund/Plan to maintain the Trust's Accounts and Records, and Fund/Plan may conclusively assume that the information it receives by Written or Oral Instructions is complete and accurate. Fund/Plan, as Transfer Agent, accepts responsibility for providing reports of share purchases, redemptions, and total shares outstanding, on the next business day after each net asset valuation.

         SECTION 8. The Accounts and Records, in the agreed-upon format, maintained by Fund/Plan shall be the property of the Trust and shall be made available to the Trust promptly upon request and shall be maintained for the periods prescribed in Rules 31a-1 and 31a-2 under the Investment Company Act of 1940, as amended. Fund/Plan shall assist the Trust's independent auditors, or upon approval of the Trust, or upon demand, any regulatory body, in any requested review of the Trust's Accounts and Records but shall be reimbursed for all expenses and employee time invested in any such review outside of routine and normal periodic review and audits. Upon receipt from the Trust of the necessary information, Fund/Plan shall supply the necessary data for the Trust or an independent auditor's completion of any necessary tax returns, questionnaires, periodic reports to Shareholders and such other reports and information requests as the Trust and Fund/Plan shall agree upon from time to time.

         SECTION 9. In case of any request or demand for the inspection of the Share records of the Trust, Fund/Plan, as Accounting Services Agent, shall endeavor to notify the Trust and to secure instructions as to permitting or refusing such inspection. Fund/Plan may however, exhibit such records to any person in any case where it is advised by its counsel that it may be held liable for failure to do so after notice to the Trust.

         SECTION 10. Fund/Plan and the Trust may from time to time adopt such procedures as agreed upon in writing, and Fund/Plan may conclusively assume that any procedure approved by the Trust or directed by the Trust, does not conflict with or violate any requirements of the Trust's Registration Statements, Trust Instrument, By-Laws, or any rule or regulation of any regulatory body or governmental agency. The Trust shall be responsible for notifying

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Fund/Plan of any changes in regulations or rules which might necessitate changes in Fund/Plan's procedures, and for working out with Fund/Plan such changes.

         SECTION 11.

                  (a) Fund/Plan, its directors, officers, employees, shareholders, and agents shall only be liable for any error of judgment or mistake of law or for any loss suffered by the Trust in connection with the performance of this Agreement that results from willful misfeasance, bad faith, gross negligence or reckless disregard on the part of Fund/Plan in the performance of its obligations and duties under this Agreement.

                  (b) Any person, even though also a director, trustee, officer, employee, shareholder or agent of Fund/Plan, who may be or become an officer, trustee, employee or agent of the Trust shall be deemed, when rendering services to the Trust or acting on any business of the Trust (other than services or business in connection with Fund/Plan's duties hereunder), to be rendering such services to or acting solely for the Trust, and not as a director, officer, employee, shareholder or agent of, or one under the control or direction of Fund/Plan even though receiving a salary from Fund/Plan.

                  (c) Notwithstanding any other provision of this Agreement, the Trust shall indemnify and hold harmless Fund/Plan, its directors, officers, employees, shareholders and agents from and against any and all claims, demands, expenses and liabilities (whether with or without basis in fact or law) of any and every nature which Fund/Plan may sustain or incur or which may be asserted against Fund/Plan by any person by reason of, or as a result of:

                           (i) any action taken or omitted to be taken by Fund/
Plan except matters resulting from willful misfeasance, bad faith, gross negligence or reckless disregard on the part of Fund/Plan in the performance of its obligations and duties under this Agreement; or

                           (ii) in reliance upon any certificate, instrument,
order or stock certificate or other document reasonably believed by it to be genuine and to be signed, countersigned or executed by any duly authorized person, upon the Oral Instructions or Written Instructions of an authorized person of the Trust or upon the written opinion of legal counsel for the Trust or Fund/Plan; or

                           (iii) any action taken or omitted to be taken in good
faith by Fund/Plan in connection with its appointment, in reliance upon any law, act, regulation or interpretation of the same even though the same may thereafter have been altered, changed, amended, or

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repealed. Indemnification under this subparagraph shall not apply, however, to actions or omissions of Fund/Plan or its directors, officers, employees, shareholders, or agents in cases of its or their willful misfeasance, bad faith, gross negligence or reckless disregard its or their duties hereunder.

                  (d) Fund/Plan shall give written notice to the Trust within thirty (30) business days of receipt by Fund/Plan of a written assertion or claim of any threatened or pending legal proceeding which may be subject to this indemnification. The failure to so notify the Trust of such written assertion or claim shall not, however, operate in any manner whatsoever to relieve the Trust of any liability arising from this Section or otherwise, except to the extent failure to give notice prejudices the Trust.

                  (e) For any legal proceeding giving rise to this indemnification, the Trust shall be entitled to defend or prosecute any claim in the name of Fund/Plan at its own expense and through counsel of its own choosing if it gives written notice to Fund/Plan within thirty (30) business days of receiving notice of such claim. Notwithstanding the foregoing, Fund/Plan may participate in the litigation at its own expense through counsel of its own choosing. If the Trust chooses to defend or prosecute such claim, then the Parties shall cooperate in the defense or prosecution thereof and shall furnish such records and other information as are reasonably necessary.

         SECTION 12. All financial data provided to, processed by, and reported by Fund/Plan under this Agreement shall be stated in United States dollars. Fund/Plan shall have no obligation to convert to, equate, or deal in foreign currencies or values, and expressly assumes no liability for any currency conversion or non-U.S. dollar denominated computations relating to the affairs of the Trust.

         SECTION 13. The Trust agrees to pay Fund/Plan compensation for its services, and to reimburse it for expenses, at the rates and amounts as set forth in Schedule "B" attached hereto, and as shall be set forth in any amendments to such Schedule "B" agreed upon in writing by the Trust and Fund/Plan. The Trust agrees and understands that Fund/Plan's compensation will be comprised of two components, payable on a monthly basis, as follows:

                           (i)      A fixed fee for each Series, together with
an asset based fee which the Trust hereby authorizes Fund/Plan to collect by debiting the Trust's custody account for invoices which are rendered for the services performed for the applicable function. The

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invoices for the services performed will be sent to the Trust after such debiting with the indication that payment has been made; and

                           (ii)     reimbursement of any reasonable out-of-
pocket expenses paid by Fund/Plan on behalf of the Trust, which out-of-pocket expenses will be billed to the Trust within the first ten calendar days of the month following the month in which such out-of-pocket expenses were incurred. The Trust agrees to reimburse Fund/Plan for such expenses within ten calendar days of receipt of such bill.

         For the purpose of determining fees payable to Fund/Plan, the value of the Series' net assets shall be computed at the times and in the manner specified in Series' Prospectus(es) and Statement(s) of Additional Information then in effect.

         During the term of this Agreement, should the Trust seek services or functions in addition to those outlined above or in the attached Schedule "A", a written amendment to Agreement Schedule "A" and Schedule "B", as necessary, specifying the additional services and corresponding compensation shall be executed by both Fund/Plan and the Trust.

         SECTION 14. Nothing contained in this Agreement is intended to or shall require Fund/Plan, in any capacity hereunder, to perform any functions or duties on any holiday, day of special observance or any other day on which the New York Stock Exchange is closed. Functions or duties normally scheduled to be performed on such days shall be performed on, and as of, the next succeeding business day on which the New York Stock Exchange is open. Notwithstanding the foregoing, Fund/Plan shall compute the net asset value of each Series on each day required pursuant to (i) Rule 22c-1 promulgated under the Investment Company Act of 1940, as amended, and (ii) such Series' then-current Prospectus and Statement of Additional Information.

         SECTION 15.

                  (a) The initial term of this Agreement shall be for a period commencing on the date of this Agreement and ending on a date two (2) years following the Exchange Date of the reorganization described in the Agreement Fund Plan of Reorganization and Liquidation between the Trust and The Advisors' Inner Circle Fund ("Initial Term").

                  (b) The fee schedule set forth in Schedule "B" attached shall be fixed for the Initial Term of this Agreement. Thereafter, the fee schedule will be subject to annual review and adjustment not to exceed 10% of those fees set forth in Schedule "B."

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                  (c) For any period after the Initial Term of this Agreement, the Trust or Fund/Plan may give written notice to the other of the termination of this Agreement, such termination to take effect at the time specified in the notice, which date shall not be less than one hundred eighty (180) days after the date of giving notice. Upon the effective termination date, the Trust shall pay to Fund/Plan such compensation as may be due as of the date of termination and shall likewise reimburse Fund/Plan for any out-of-pocket expenses and disbursements reasonably incurred by Fund/Plan to such date.

                  (d) This Agreement also may be terminated at any time for "cause," after the giving of not less than sixty (60) days' notice.

                  For purposes of this Agreement, "cause" shall mean (a) willful misfeasance, bad faith, negligence or reckless disregard on the part of the party to be terminated with respect to its obligations and duties set forth herein; (b) the commencement of a judicial, regulatory or administrative proceeding by either state or federal authorities in which criminal, illegal or unethical behavior in the conduct of its business has been alleged against the party to be terminated; (c) financial difficulties on the part of the party to be terminated which is evidenced by the authorization or commencement of, or involvement by way of pleading, answer, consent, or acquiescence in, a voluntary or involuntary case under Title 11 of the United States Code, as from time to time is in effect, or any applicable law, other than said Title 11, of any jurisdiction relating to the liquidation or reorganization of debtors or to the modification or alteration of the rights of creditors; (d) any assignment (as that term is defined in the 1940 Act) of this Agreement by Fund/Plan, including any direct or indirect transfer or hypothecation of a controlling block of Fund/Plan's voting securities by a security holder thereof, shall permit the Trust to terminate for cause; or (e) any circumstance which substantially impairs the performance of the obligations and duties of the party to be terminated, or the ability to perform those obligations and duties, as contemplated herein.

                  (e) If a successor to any of Fund/Plan's duties or responsibilities under this Agreement is designated by the Trust by written notice to Fund/Plan in connection with the termination of this Agreement, Fund/Plan shall promptly upon such termination and at the expense of the Trust, transfer all records and shall cooperate in the transfer of such duties and responsibilities.

         SECTION 16. Except as otherwise provided in this Agreement, any notice or other

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communication required by or permitted to be given in connection with this
Agreement shall be in writing, and shall be delivered in person or sent by first class mail, postage prepaid to the respective parties as follows:

IF TO THE ROULSTON FAMILY OF FUNDS:                 IF TO FUND/PLAN:
----------------------------------                  ----------------

The Roulston Family of Funds                   Fund/Plan Services, Inc.
4000 Chester Avenue                                   2 West Elm Street
Cleveland, OH 44103                              Conshohocken, PA 19428
Attention: Scott D. Roulston,              Attention: Kenneth J. Kempf,
President                                                     President

         SECTION 17. This Agreement may be amended from time to time by supplemental agreement executed by the Trust and Fund/Plan and the compensation stated in Schedule "B" attached hereto may be adjusted accordingly as mutually agreed upon amendment of Schedule "B".

         SECTION 18. The Trust represents and warrants to Fund/Plan that the execution and delivery of this Agreement by the undersigned officers of the Trust has been duly and validly authorized by resolution of the Board of Trustees of the Trust.

         SECTION 19. This Agreement may be executed in two or more counterparts, each of which when so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.

         SECTION 20. This Agreement shall extend to and shall be binding upon the parties hereto and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by the Trust without the written consent of Fund/Plan or by Fund/Plan without the written consent of the Trust, authorized or approved by a resolution of its respective Boards of Directors or Trustees.

         SECTION 21. This Agreement shall be governed by the laws of the Commonwealth of Pennsylvania and the venue of any action arising under this Agreement shall be Montgomery County, Commonwealth of Pennsylvania.

         SECTION 22. No provision of this Agreement may be amended or modified, in any manner except by a written agreement properly authorized and executed by Fund/Plan and the Trust.


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         SECTION 23. If any part, term or provision of this Agreement is held by any court to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions shall be considered severable and not be affected, and the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the particular part, term or provision held to be illegal or invalid, provided that the basic agreement is not thereby substantially impaired.

         SECTION 24. The Trust is a business trust organized under Chapter 1746, Ohio Revised Code, and under its Trust Instrument, to which reference is hereby made and a copy of which is on file at the office of the Secretary of State of Ohio as required by law, and to any and all mandments thereto so filed or hereafter filed. The obligations of "The Roulston Family of Funds" entered into in the name or on behalf thereof by any of the Trustees, officers, employees or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, officers, employees, agents or shareholders of the Trust personally, but bind only the assets of the Trust, as set forth in Section 1746.13(A), Ohio Revised Code, and all persons dealing with any of the Series of the Trust must look solely to the assets of the Trust belonging to such Series for the enforcement of any claims against the Trust.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement consisting of twelve typewritten pages, together with Schedules "A", "B" and "C", to be signed by their duly authorized officers as of the day and year first above written.


THE ROULSTON FAMILY OF FUNDS                FUND/PLAN SERVICES, INC.


--------------------------------            -------------------------------
By: Scott D. Roulston, President            By: Kenneth J. Kempf, President


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                     ORIGINAL ACCOUNTING SERVICES AGREEMENT
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

                   AMENDMENT TO ACCOUNTING SERVICES AGREEMENT

         This AGREEMENT, dated as of the 1st day of JANUARY, 1997, made by and between Fairport Funds (formerly known as The Roulston Family of Funds), a business trust (the "Trust") operating as an open-end management investment company registered under the Investment Company Act of 1940, as amended, duly organized and existing under the laws of the State of Ohio and FPS Services, Inc. ("FPS") (formerly known as Fund/Plan Services, Inc.), a corporation duly organized and existing under the laws of the State of Delaware (collectively, the "Parties").

                                WITNESSETH THAT:

         WHEREAS, the Trust and FPS entered into an Accounting Services Agreement dated January 20, 1995, wherein FPS agreed to provide certain portfolio accounting and pricing services to the Trust (the "Agreement"); and

         WHEREAS, the Parties wish to amend the Agreement to reflect (i) the respective change in names of the Parties; (ii) amendments to the services and fees as set forth on the attached Schedules "A" and "B" respectively of the Agreement; and (iii) the respective change of the names of the Trust's separate series of shares as set forth on the attached Schedule "C."

         NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the Parties hereto, intending to be legally bound, do hereby agree:

          1. That Schedule "A" of the Agreement be replaced in its entirety with Schedule "A" attached hereto;

          2. That Schedule "B" of the Agreement be replaced in its entirety with Schedule "B" attached hereto; and

          3. That Schedule "C" of the Agreement be replaced in its entirety with Schedule "C" attached hereto.

         IN WITNESS WHEREOF, the Parties hereto have caused this Agreement, consisting of one type-written page, together with Schedules "A," "B" and "C," to be signed by their duly authorized officers as of the day and year first above written.

Fairport Funds                             FPS Services, Inc.
--------------                             ------------------


---------------------------                ---------------------------
Scott D. Roulston, Chairman                Kenneth J. Kempf, President

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        Amendment to Accounting Services Agreement between Fairport Funds and FPS Services, Inc.
                                                                          Page 1
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                                                                    SCHEDULE "A"
                                                           DATED JANUARY 1, 1997

                FUND ACCOUNTING AND PORTFOLIO VALUATION SERVICES
                                       FOR
                                 FAIRPORT FUNDS

I.   DAILY ACCOUNTING SERVICES

1)   CALCULATE NET ASSET VALUE ("NAV") AND OFFERING PRICE PER SHARE:

     o Update the daily market value of securities held by the Trust using FPS's standard agents for pricing domestic equity and bond securities. The domestic equity pricing services are Reuters, Inc. Muller Data Corporation, J.J. Kenny Co., Inc. and Interactive Data Corporation
          (IDC). Muller Data, Telerate Systems, Inc., J.J. Kenny Co., Inc. and IDC are used for bond and money market prices/yields. Bloomberg is available and used for price research.

     o Enter limited number of manual prices supplied by the Trust and/or broker.

     o Prepare NAV proof sheet. Review components of change in NAV for reasonableness.

     o Review variance reporting on-line and in hard copy for price changes in individual securities using variance levels established by the Trust. Verify US dollar security prices exceeding variance levels by notifying the Trust and pricing sources of noted variances.

     o Review for ex-dividend items indicated by pricing sources; trace to the general ledger for agreement.

     o Communicate required pricing information (NAV) to the Trust, Transfer Agent and, electronically, to NASDAQ.

2)   DETERMINE AND REPORT CASH AVAILABILITY BY APPROXIMATELY 9:30 AM EASTERN
     TIME:

     o Receive daily cash and transaction statements from the Custodian by 8:30 AM Eastern time.

     o Receive previous day shareholder activity reports from the Transfer Agent by 8:30 AM Eastern time.

     o Fax hard copy Cash Availability calculations with all details to the Trust.

     o    Supply the Trust with 3-day cash projection report.

     o Prepare and complete daily bank cash reconciliations including documentation of any reconciling items and notify the Custodian and the Trust.

3)   RECONCILE AND RECORD ALL DAILY EXPENSE ACCRUALS:

     o Accrue expenses based on budget supplied by the Trust either as percentage of net assets or specific dollar amounts.

     o    If applicable, monitor expense limitations established by the Trust.

     o    If applicable, accrue daily amortization of Organizational expense.

     o    If applicable, complete daily accrual of 12b-1 expenses.

--------------------------------------------------------------------------------
        Amendment to Accounting Services Agreement between Fairport Funds and FPS Services, Inc.
                                                              Schedule A, Page 1
          appreciation/depreciation and percentage of portfolio comprised of each security).

          -   NAV calculation report.
          -   Cash Availability and 3-day Cash Projection Report.

II.      MONTHLY ACCOUNTING SERVICES

 1) FULL FINANCIAL STATEMENT PREPARATION (automated Statements of Assets and Liabilities, of Operations and of Changes in Net Assets) and submission to the Trust by 10th business day.

 2)      SUBMISSION OF MONTHLY AUTOMATED IAS REPORTS TO THE TRUST:
         o    Security Purchase/Sales Journal

         o    Interest and Maturity Report

         o    Brokers Ledger (Commission Report)

         o    Security Ledger Transaction Report with Realized Gains/Losses

         o    Security Ledger Tax Lot Holdings Report

         o    Additional reports available upon request

 3)      RECONCILE ACCOUNTING ASSET LISTING TO CUSTODIAN ASSET LISTING:

         o    Report any security balance discrepancies to the Custodian/the
              Trust.

 4) PROVIDE MONTHLY ANALYSIS AND RECONCILIATION OF ADDITIONAL TRIAL BALANCE ACCOUNTS, SUCH AS:

         o    Security cost and realized gains/losses

         o    Interest/dividend receivable and income

         o    Payable/receivable for securities purchased and sold

         o    Payable/receivable for shares; issued and redeemed

         o    Expense payments and accruals analysis

 5)      IF APPROPRIATE, PREPARE AND SUBMIT TO THE TRUST (ADDITIONAL FEES MAY
         APPLY):

         o SEC yield reporting (non-money market funds with domestic and ADR securities only).

         o    Income by state reporting.

         o    Standard Industry Code Valuation Report.

         o    Alternative Minimum Tax Income segregation schedule.

III.     ANNUAL (AND SEMI-ANNUAL) ACCOUNTING SERVICES

 1) ASSIST AND SUPPLY AUDITORS WITH SCHEDULES supporting securities and shareholder transactions, income and expense accruals, etc. during the year in accordance with standard audit assistance requirements.

 2)      PROVIDE NSAR REPORTING (ACCOUNTING QUESTIONS):

         If applicable, answer the following items:

         2, 12B, 20, 21, 22, 23, 28, 30A, 31, 32, 35, 36, 37, 43, 53, 55, 62,
         63, 64B, 71, 72, 73, 74, 75 and 76.

--------------------------------------------------------------------------------
        Amendment to Accounting Services Agreement between Fairport Funds and FPS Services, Inc.
                                                              Schedule A, Page 3

          ACCOUNTING SERVICES UNIT BASIC ASSUMPTIONS FOR FAIRPORT FUNDS

The Accounting Fees as stated herein, are based on the following assumptions. To the extent these assumptions and requirements should change, fee revisions may be necessary.

Basic Assumptions:

1) The Trust's Administrator will complete all necessary compliance reports (Sub-Chapter "M"), as well as monitoring of the various prospectus limitations and restrictions.

2) The Trust's security trading activity will be approximately 12 trades per month in the Midwest Growth Fund, 17 trades per month in the Growth and Income Fund and 2 trades per month in the Government Securities Fund (inclusive of domestic and money market transaction).

3) The number of securities and portfolio asset composition in each series of the Trust will remain comparable to that identified in the annual and semi-annual reports described above.

4) Each series of the Trust has a tax year-end which coincides with its fiscal year-end. No additional accounting requirements are necessary to identify or maintain book-tax differences.

     To the extent tax accounting for certain securities differs from the book accounting, it will be done by the Trust's Administrator or the Trust's Independent Accountant. FPS recommends book/tax differences be minimized.

5) The Trust foresees no difficulty in using FPS's standard current pricing agents for domestic equity, bond, and ADR securities. FPS currently uses Reuters, Inc., Muller Data or Interactive Data Corporation (IDC) for domestic equities and listed ADR's. Muller Data Corporation, Telerate Systems, Inc. and IDC are used for bonds, and money market issues. Bloomberg is also used for price research and back-up.

     It is assumed that FPS will work closely with Trust to ensure the accuracy of the Trust's NAV, and to obtain the most satisfactory pricing sources and specific methodologies.

6) To the extent the Trust requires daily security prices (limited in number) from specific brokers for domestic securities, these manual prices will be obtained by the Trusts' Investment Adviser (or brokers) and faxed to FPS by approximately 4:00 PM Eastern time for inclusion in the NAV calculations. The Trust will supply FPS with the appropriate pricing contacts for these manual quotes.

     Based on our current clients' experience, we believe the Trust's Investment Adviser will have better success in obtaining accurate and a timely broker quotes on a more consistent basis than FPS.

--------------------------------------------------------------------------------
        Amendment to Accounting Services Agreement between Fairport Funds and FPS Services, Inc.
                                                              Schedule A, Page 4

   7) To the extent the Trust should ever purchase/hold open-end registered investment companies (RIC's), procedural discussions shall take place between FPS and Trust management clarifying the appropriate pricing and dividend rate sources. Depending on the methodologies selected by the Trust additional fees may apply.

   8) FPS will supply daily Portfolio Valuation Reports to the Trust's Investment Adviser or manager identifying current security positions, original/amortized cost, security market values and changes in unrealized appreciation/depreciation.

       It will be the responsibility of the Trust's Investment Adviser to review these reports and to promptly notify FPS of any possible problems, trade discrepancies, incorrect security prices, corporate action/capital change information that could result in a misstated Trust NAV.

   9) The Trust does not expect to invest in Futures, Swaps, Hedges, Derivatives or Foreign (non-US dollar denominated) Securities. To the extent these investment strategies should change, additional fees will apply after the appropriate procedural discussions have taken place between FPS and Trust management. (Advance notice is required should the Trust commence trading in these investments).

  10) It is assumed for all debt issues, the Adviser will supply FPS with critical income information such as accrual methods, interest payment frequency details, coupon payment dates, floating rate reset dates, and complete security descriptions with issue types and cusip numbers. If applicable, for proper income accrual accounting, FPS will look to the Trust's Adviser to supply PSA, Y.T.M., and related cash flow models for any mortgage asset-backed securities and IO/PO positions held in the Trust.


  11) It is assumed that the Trust's custodian (the "Custodian") will provide FPS with daily Custodian statements and on-line access to the custody system reflecting all prior day cash activity on behalf of each portfolio by 8:30 AM Eastern time. Complete and clear descriptions of any postings, inclusive of CUSIP numbers, interest/dividend payment dates, capital stock details, expense authorizations, beginning/ending balances, etc. will be provided by the Custodian's reports or system.

  12) It is assumed that the Custodian will handle and report on all settlement problems, failed trades and resolve unsettled dividends/interest/pay downs and capital changes. Additionally, the Custodian will process all applicable capital change paperwork based upon advice from Trust. FPS will supply segregated Trial Balance reporting and supplemental reports to assist in this process.

  13) With respect to Mortgage/Asset-Backed securities such as GNMA's, FHLMC's, FNMA's, CMO's, ARM's, IO's, PO's etc., the Custodian (or a Trust supplied source) will provide FPS with current principal repayment factors on a timely basis in accordance with the appropriate securities' schedule. Income accrual adjustments (to the extent necessary) based upon initial estimates will be completed by FPS when actual principal/income payments are collected by the Custodian.

--------------------------------------------------------------------------------
        Amendment to Accounting Services Agreement between Fairport Funds and FPS Services, Inc.
                                                              Schedule A, Page 5

14) To the extent applicable, FPS will maintain US dollar denominated qualified covered call options and index options reporting on the daily Trial Balance and value the respective options and underlying positions daily. The Trust's Independent Accountants or the Trust's Administrator shall perform any required tax classifications.

     The Trust does not currently expect to invest in domestic options or designated hedges. (Advance notice is requested should the Trust commence trading in the above investments to clarify operational procedures between FPS and the Advisor.)

15) To the extent the Trust should establish a Line of Credit in segregated accounts with the custodian for temporary administrative purposes, and/or leveraging/hedging the portfolio, the investment Adviser will complete the appropriate paperwork/monitoring for segregation of assets and adequacy of collateral. FPS will reflect appropriate Trial Balance account entries and interest expense accrual charges on the daily Trial Balance adjusting as necessary at month-end.

16) The Trust does not currently expect to participate in Security Lending, Leveraging, or Short Sales within their portfolio securities. To the extent they do so in the future, additional fees will apply. (Advance notice is required should the Trust desire to participate in the above.)

17) The Trust's management or administrator will supply FPS with portfolio specific expense accrual procedures and monitor the expense accrual balances for adequacy based on outstanding liabilities monthly. The Trust's administrator will promptly communicate to the FPS any adjustments needed.

18) Specific deadlines and complete Trust supplied information will be identified for all security trades in order to minimize any settlement problems, NAV miscalculations or income accrual adjustments.

     Trade Authorization Forms, with the appropriate officer's signature, shall be supplied to the FPS on all security trades placed by the Trust no later than settlement/value date by 12:30 PM Eastern time for money market securities (it is assumed trade date equals settlement date for money market issues), and by 11:00 AM Eastern time on trade date plus one for non-money market securities. Receipt of trade information within these identified deadlines may be via telex, fax, or on-line system access.

     CUSIP numbers and/or ticker symbols for all US dollar denominated trades will be supplied by the Investment Adviser via the Trade Authorization, telex or on-line support. If appropriate, FPS will supply the Investment Adviser with recommended trade ticket documents to minimize receipt of incomplete information. FPS will not be responsible for NAV changes that result from incomplete information about a trade.

19) To the extent the Trust utilizes Purchases In-Kind (U.S. dollar denominated securities) as a method for shareholder subscriptions, FPS will provide Trust with recommended procedures to properly handle and process security in-kinds. Should the Trust prefer procedures other than those provided by FPS, additional fees may apply. (Discussions must take place in advance between FPS and the Trust to clarify the appropriate In-

--------------------------------------------------------------------------------
        Amendment to Accounting Services Agreement between Fairport Funds and FPS Services, Inc.
                                                              Schedule A, Page 6

     Kind operational procedures to be followed.)

20) It is assumed that the Trust's Investment Adviser or administrator will complete the applicable performance and rate of return calculations as required by the SEC for the Trust.

21) With respect to amortization and accretion requirements for the debt issues in the Trust, FPS' Investment Accounting System (IAS) offers a very comprehensive and fully automated level of support. Market discounts and acquisition premiums are calculated either utilizing the straight-line or yield-to-maturity (scientific) method.

     It is extremely important that the Trust's requirements and proper amortization procedures be clarified prior to conversion. FPS, the Trust's management and independent accountant shall review pre-conversion system reports to ensure that IAS calculated amortization amounts are in agreement with any tax schedules prepared by the Trust's independent accountants for all appropriately held debt issues as of the date last calculated.

     It is assumed that the Trust will not hold any issues with Original Issue Discounts (OID). It is FPS' position that OID is a tax requirement and, as such, not necessarily reflected on the books of the Trust. FPS' current clients have not required any OID support. To the extent the Trust should, in the future, own securities with OID, it is expected that the Trust's independent accountants will complete the necessary OID adjustments for financial statements and/or tax reporting.

22) The Trust is not currently expected to issue separate classes of shares. To the extent it does so, additional fees will be negotiated.

--------------------------------------------------------------------------------
        Amendment to Accounting Services Agreement between Fairport Funds and FPS Services, Inc.
                                                              Schedule A, Page 7

                                                                    SCHEDULE "B"
                                                           DATED JANUARY 1, 1997

                        ACCOUNTING SERVICES FEE SCHEDULE
                                       FOR
                                 FAIRPORT FUNDS

            This Fee Schedule is fixed for a period of two years from
             January 1, 1997 and shall not increase greater than 10%
              during the one year period beginning January 1, 1999.

         The Accounting Fees as set forth below are based on the "Basic
       Assumptions" as set forth in Schedule "A." To the extent that those assumptions are inaccurate or requirements change, fee
                           revisions may be necessary.

FUND ACCOUNTING AND PORTFOLIO VALUATION SERVICES

I.   ANNUAL FEE SCHEDULE Per Domestic Portfolio: U.S. Dollar Denominated

   Securities only (1/12th payable monthly)
        $24,000                       Minimum to                 $ 20 Million of Average Net Assets
        .0004                           On Next                  $ 30 Million of Average Net Assets
        .0003                           On Next                  $ 50 Million of Average Net Assets
        .0001                            Over                    $100 Million of Average Net Assets

II. PRICING SERVICES QUOTATION FEE: Specific costs will be identified based upon options selected by the Trust and will be billed monthly.

              FPS does not currently pass along the charges for the domestic equity prices supplied by Muller Data. Should the Trust invest in security types other than domestic equities supplied by Muller, the following fees would apply.

--------------------------------------------------------------------------------------------------------
                                                       Muller Data        Interactive        J.J. Kenny
Security Types                                            Corp.*          Data Corp.*        Co., Inc.*
--------------------------------------------------------------------------------------------------------
Government Bonds                                    $       .50        $       .50        $    .25 (a)
--------------------------------------------------------------------------------------------------------
Mortgage-Backed (evaluated, seasoned, closing)              .50                .50             .25 (a)
--------------------------------------------------------------------------------------------------------
Corporate Bonds (short and long term)                       .50                .50             .25 (a)
--------------------------------------------------------------------------------------------------------
U.S. Municipal Bonds (short and long term)                  .55                .80             .50 (b)
--------------------------------------------------------------------------------------------------------
CMO's/ARM's/ABS                                            1.00                .80            1.00 (a)
--------------------------------------------------------------------------------------------------------
Convertible Bonds                                           .50                .50            1.00 (a)
--------------------------------------------------------------------------------------------------------
High Yield Bonds                                            .50                .50            1.00 (a)
--------------------------------------------------------------------------------------------------------
Mortgage-Backed Factors (per Issue per Month)              1.00                n/a               n/a
--------------------------------------------------------------------------------------------------------
Domestic Equities                                          (d)*                .15               n/a
--------------------------------------------------------------------------------------------------------
Domestic Options                                            n/a                .15               n/a
--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
        Amendment to Accounting Services Agreement between Fairport Funds and FPS Services, Inc.
                                                                      Schedule B

--------------------------------------------------------------------------------------------------------
                                                       Muller Data        Interactive        J.J. Kenny
Security Types                                            Corp.*          Data Corp.*        Co., Inc.*
--------------------------------------------------------------------------------------------------------
Domestic Dividends & Capital Changes
(per Issue per Month)                                      (d)*               3.50               n/a
--------------------------------------------------------------------------------------------------------
Foreign Securities                                          .50                .50               n/a
--------------------------------------------------------------------------------------------------------
Foreign Securities Dividends & Capital Changes
(per Issue per Month)                                      2.00               4.00               n/a
--------------------------------------------------------------------------------------------------------
Set-up Fees                                                 n/a              n/a (e)           .25 (c)
--------------------------------------------------------------------------------------------------------
All Added Items                                             n/a                n/a             .25 (c)
--------------------------------------------------------------------------------------------------------

* Based on current Vendor costs, subject to change. Costs are quoted based on individual security CUSIP/identifiers and are per issue per day.

     (a)  $35.00 per day minimum

     (b)  $25.00 per day minimum

     (c)  $ 1.00, if no CUSIP

     (d)  At no additional cost to FPS clients

     (e) Interactive Data also charges monthly transmission costs and disk storage charges.

           A)   Futures and Currency Forward Contracts   $2.00 per Issue per Day

           B)   Telerate Systems, Inc.*  (if applicable)
                      *Based on current vendor costs, subject to change.

                Specific costs will be identified based upon options selected by the Trust will be billed monthly.

           C)   Reuters, Inc.*
                      *Based on current vendor costs, subject to change.

                FPS does not currently pass along the charges for the domestic security prices supplied by Reuters, Inc.

     III.  SEC YIELD CALCULATION: (if applicable)
           Provide up to 12 reports per year to reflect the yield calculations for non-money market funds required by the SEC, $1,000 per year per separate series of shares. For multiple class series, $1,000 per year per class. Daily SEC yield reporting is available at $3,000 per year per separate series of shares (US dollar denominated securities only).

OUT-OF-POCKET EXPENSES
The Trust will reimburse FPS monthly for all reasonable out-of-pocket expenses, including telephone, postage, overdraft charges, EDGAR filings, Fund/SERV and Networking expenses, telecommunications, special reports, record retention, special transportation costs, copying sending materials to auditors and/or regulatory agencies as incurred and approved.


--------------------------------------------------------------------------------
        Amendment to Accounting Services Agreement between Fairport Funds and FPS Services, Inc.
                                                                      Schedule B

ADDITIONAL SERVICES

To the extent the Trust commences using investment techniques such as Futures, Security Lending, Swaps, Leveraging, Short Sales, Derivatives, Precious Metals, or foreign trading (non U.S. dollar denominated securities and currency), additional fees will apply. Activities of a non-recurring nature such as shareholder in kinds , consolidations, mergers or reorganizations will be subject to negotiation. To the extent that the Trust should decide to issue multiple/separate classes of shares, additional fees will apply. Any additional/enhanced services, programming requests, or reports will be quoted upon request.

--------------------------------------------------------------------------------
        Amendment to Accounting Services Agreement between Fairport Funds and FPS Services, Inc.
                                                                      Schedule B

                                                                    SCHEDULE "C"
                                                                 JANUARY 1, 1997

                            Identification of Series
                            ------------------------

Below are listed the "Series" to which services under this Agreement are to be performed as of the execution date of this Agreement:

                                 Fairport Funds

                     1. Fairport Midwest Growth Fund
                     2. Fairport Growth and Income Fund
                     3. Fairport Government Securities Fund



This Schedule "C" may be amended from time to time by agreement of the Parties.


--------------------------------------------------------------------------------
        Amendment to Accounting Services Agreement between Fairport Funds and FPS Services, Inc.
                                                                      Schedule C